Exhibit 10.1

TREACE MEDICAL CONCEPTS, INC.
2021 INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

Treace Medical Concepts, Inc., a Delaware corporation, (the “Company”), pursuant to its 2021 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units that vest based (in part) on achievement of certain performance conditions (“Performance Stock Units” or “PSUs”). Each vested Performance Stock Unit represents the right to receive, in accordance with the Performance Stock Unit Award Agreement attached hereto as Exhibit A, the Vesting Schedule attached hereto as Exhibit B and the Deferral Election Form attached hereto as Exhibit C (collectively, the “Agreement”), one share of Common Stock (“Share”). This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[__________________________]
Grant Date:	[__________________________]
Total Number of PSUs at Target (“Target PSUs”):	[_____________]
Total Number of PSUs at Maximum (“Maximum PSUs”):	[_____________]
Maximum PSU Value:	$[____________]
Vesting Commencement Date:	[_____________]
Vesting Date/Expiration Date (“Expiration Date”):	Second anniversary of the Grant Date
Vesting Schedule:	Subject to the termination sections in this Grant Notice and the Agreement, the PSUs shall vest as set forth on Exhibit B attached hereto.
Settlement:

Unless Participant delivers to the Company an executed deferral election form substantially in the form set forth on Exhibit C (a “Deferral Election Form”) on or prior to the 30th day following the Grant Date, the shares underlying vested PSUs shall be issued as soon as administratively practicable, and in any event within 30 days, after the date such PSUs vest. Notwithstanding the foregoing, in the event Participant delivers to the Company an executed Deferral Election Form on or prior to the 30th day following the Grant Date, the shares underlying vested PSUs shall be issued in accordance with Participant’s election made pursuant to such Deferral Election Form.

Termination:

If Participant experiences a Termination of Service, all PSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by Participant without payment of any consideration therefor (except as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant, including the Plan).

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice. In addition, by signing below, Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to Participant upon vesting of the PSUs, (ii) instructing a broker on Participant’s behalf to sell shares of Common Stock otherwise issuable to Participant upon vesting of the PSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

TREACE MEDICAL CONCEPTS, INC.:		PARTICIPANT:
By:	________________________	By:	________________________
Print Name:	John T. Treace	Print Name:	________________________
Title:	Chief Executive Officer
Address:	100 Palmetto Park Place Ponte Vedra, FL 32081	Address:	________________________

EXHIBIT A

TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Stock Unit Award Agreement (this “Agreement”) is attached, Treace Medical Concepts, Inc., a Delaware corporation (the “Company”), has granted to Participant the number of restricted stock units that vest based (in part) on achievement of certain performance conditions (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Company’s 2021 Incentive Award Plan, as amended from time to time (the “Plan”). Each Performance Stock Unit represents the right to receive one share of Common Stock (a “Share”) upon vesting.

ARTICLE I.

GENERAL
1.1
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2
Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.

GRANT OF PERFORMANCE STOCK UNITS
2.1
Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to Participant an award of PSUs under the Plan in consideration of Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.
2.2
Unsecured Obligation to PSUs. Unless and until the PSUs have vested in the manner set forth in Article 2 hereof, Participant will have no right to receive Common Stock or other property under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3
Vesting Schedule. Subject to Section 2.5 hereof, the PSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).
2.4
Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, Participant agrees to render faithful and efficient services to the Company or any Subsidiary.
2.5
Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon Participant’s Termination of Service for any or no reason, all Performance Stock Units which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the PSUs which has not become vested as of the date on which Participant incurs a Termination of Service shall thereafter become vested, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.
2.6
Issuance of Common Stock upon Vesting.
(a)
The shares underlying vested PSUs shall be issued in accordance with the Settlement provisions of the Grant Notice. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.
(b)
As set forth in Section 10.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable Tax Related Items required by law to be withheld with respect to any taxable event arising in connection with the Performance Stock Units. The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax Related Items applicable to the taxable income of Participant resulting from the grant or vesting of the Performance Stock Units or the issuance of Shares.
2.7
Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.
2.8
Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.
ARTICLE III.

OTHER PROVISIONS
3.1
Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.

3.2
Transferability. The PSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.
3.3
Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that Participant is not relying on the Company for any tax advice.
3.4
Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5
Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.
3.6
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service (or similar foreign entity).
3.7
Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.
3.8
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.9
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.10
Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
3.11
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of Participant.

3.12
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.13
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.14
Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary and Participant.
3.15
Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof provided that the PSUs shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary who is the employer of Participant), including, without limitation, any Change in Control Severance Agreement or a Company plan pursuant to which Participant participates, in each case, in accordance with the terms therein.
3.16
Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.17
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

* * * * *

Exhibit B TO PERFORMANCE STOCK unit AWARD GRANT NOTICE vesting schedule

B-1

Exhibit C

TO PERFORMANCE STOCK unit AWARD GRANT NOTICE

DEFERRAL ELECTION FORM

Please complete and return this Deferral Election Form through DocuSign so that it is received by Treace Medical Concepts, Inc. (the “Company”) on or before the 30th day following the Grant Date set forth in the Grant Notice (the “Grant Notice”) to which this Deferral Election Form is attached (the “Submission Deadline”) if you intend to defer the issuance of the shares underlying your PSUs. If you do not want to defer the issuance of shares underlying PSUs, you do not need to complete this Deferral Election Form. Capitalized terms used in this Deferral Election Form and not defined herein shall have the meaning ascribed to them in the Grant Notice, the Agreement (as defined in the Grant Notice) and the Company’s 2021 Incentive Award Plan (the “Plan”).

By your signature to this Deferral Election Form, you agree that this Deferral Election Form will become irrevocable effective as of the Submission Deadline.

I.
PERSONAL INFORMATION

Participant Name: (the “Participant”).

II.
DEFERRAL ELECTION

Only complete this Section III if you wish to defer settlement of your PSUs on a tax-deferred basis.

[_] I hereby elect to defer the settlement of ______% of the PSUs covered by the Grant Notice and Agreement that become vested (my “Deferred PSUs”) (please select a percentage no greater than 100%).

[_] I do not wish to defer settlement of the PSUs covered by the Grant Notice and Agreement. I understand that by not electing to defer the settlement of the PSUs, all of my PSUs will be settled on or within 30 days after vesting as provided in the Agreement.

III.
ELECTIVE SETTLEMENT DATES

Subject to the mandatory terms set forth in Section V below:

[_] I elect to have my Deferred PSUs settled in a single lump sum installment in whole shares on the __________ anniversary of the date the PSUs vest (please select between the first and tenth anniversary), or if earlier, as set forth in Section IV below.

[_] I do not select a fixed settlement date for my Deferred PSUs and as a result my Deferred PSUs will be settled as set forth in Section V below.

IV.
Election for employment tax withholding

I understand that employment taxes (i.e., FICA) will be due in connection with the vesting of my Deferred PSUs, and such employment taxes must be satisfied on a date selected by the Company between the vesting date and December 31 of the year of vesting (the “Employment Tax Due Date”). Subject to the mandatory terms set forth in Section V below:

[_] I elect to have a number of shares otherwise issuable upon settlement of my Deferred PSUs withheld to satisfy such employment tax withholding, with the number of shares withheld equal to that number of shares having a Fair Market Value equal to the sum of the amount of employment taxes required to be withheld plus any additional income and employment tax withholding that becomes due in connection with the Company withholding such shares underlying the Deferred PSUs. Notwithstanding the foregoing, I acknowledge that the Company may, in lieu of withholding shares otherwise issuable upon settlement of my PSUs, settle a number of PSUs equal to the number of shares it would otherwise withhold pursuant to the preceding sentence and instruct a broker on my behalf to sell the shares issued in connection with such settlement.

[_] I elect to satisfy all employment tax withholding obligations in respect of my Deferred PSUs by making a cash payment to the Company in amount equal to such withholding obligations no later than the Employment Tax Due Date. In the event I fail to satisfy such withholding obligations in cash on or before the Employment Tax Due Date, I authorize the Company to deduct such withholding taxes from any other wages due to me after the Employment Tax Due Date.

V.
MANDATORY TERMS

Notwithstanding the foregoing:

i.
Upon the earlier of a Change in Control that constitutes a “change in control event” within the meaning of Section 409A of the Code and your “separation from service” within the meaning of Section 409A of the Code, all Deferred PSUs that have vested but have not yet been settled as of such date will thereupon be settled.
ii.
If settlement is triggered because of your “separation from service” and you are a “specified employee” within the meaning of Section 409A of the Code at the time of your “separation from service”, then the settlement that you would otherwise be entitled to receive upon your “separation from service” will not occur until the earlier of the date that is 6 months and 1 day following your “separation from service” or the date of your death.
VI.
PARTICIPANT ACKNOWLEDGEMENTS AND SIGNATURE
i.
I agree to all of the terms and conditions of this Deferral Election Form.
ii.
I acknowledge that I have received and read a copy of the Plan and the Plan’s prospectus and that I am familiar with the terms and provisions of the Plan.
iii.
I agree to the right of the Administrator to amend or terminate this election at any time and for any reason, with or without notice; provided that such termination or amendment is performed in compliance with Section 409A of the Code (as determined by Company legal counsel in its sole and absolute discretion).
iv.
I understand that the obligation of the Company to deliver shares of Common Stock in connection with any Deferred PSUs is unfunded and that no assets of any kind have been segregated in a trust or otherwise set aside to satisfy any obligation under this Deferral Election Form. I also understand that any election to defer the settlement of any PSUs pursuant to this Deferral Election Form will make me only a general, unsecured creditor of the Company.
v.
I understand that the fair market value of the shares underlying the Deferred PSUs that are not withheld or sold to cover tax withholding in the year of vesting will constitute ordinary income to me upon settlement and will be subject to income tax withholding, such income tax withholding to be satisfied in accordance with the Grant Notice and the Agreement.
vi.
I understand that, upon settlement of any PSUs, including Deferred PSUs, I may owe federal, state, local and other income taxes in excess of the amounts the Company is required to withhold and the Company has advised me to consult with a tax professional prior to submitting this Deferral Election Form.
vii.
I understand, acknowledge and agree that the Administrator has the discretion to make all determinations and decisions regarding any elections set forth on this Deferral Election Form.
viii.
I understand that this Deferral Election Form and the elections made hereunder are intended to comply with the requirements of Section 409A of the Code so that none of the Deferred PSUs issuable will be subject to the tax acceleration and additional penalty taxes imposed under Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. If applicable, I understand that I am solely responsible for any accelerated income taxes and additional taxes and tax penalties imposed by Section 409A of the Code.
ix.
I also understand that this Deferral Election Form and the elections made hereunder will in all respects be subject to the terms and conditions of the Grant Notice, the Agreement and the Plan, as applicable.

By signing this Deferral Election Form, I authorize the implementation of the above elections. I understand that any deferral election in Section II and employment tax withholding election in Section III are irrevocable effective as of the Submission Deadline and may not be changed in the future, except in accordance with the requirements of Section 409A of the Code and the procedures specified by the Administrator.

Signed: Date: _______________, ______

Agreed to and accepted:

TREACE MEDICAL CONCEPTS, INC.

By: Date: ________________, ______

Name: ____________________________

Title: _____________________________

IMPORTANT DEADLINE: Please remember that if you wish to make any election set forth on this Deferral Election Form, then the properly completed Deferral Election Form must be signed by you through DocuSign and returned ON OR BEFORE THE SUBMISSION DEADLINE.